UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2021

SMART GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38102	98-1013909
(State or other jurisdiction of incorporation) incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Maples Corporate Services Limited
P.O. Box 309
Ugland House	KY1-1104
Grand Cayman	Cayman Islands
(Address of principal executive offices)	(Zip Code)

(510) 623-1231

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 “Completion of Acquisition or Disposition of Assets” regarding the Notes (as defined below) is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 1, 2021, pursuant to the previously announced Asset Purchase Agreement (the “APA”), dated October 18, 2020, as amended by the Amendment to Asset Purchase Agreement dated March 1, 2021 (the “Amendment”; and together with the APA, the “Purchase Agreement”) between Cree, Inc. (“Cree”), SMART Global Holdings, Inc., a Cayman Islands exempted company (“SGH”), and CreeLED, Inc. (formerly known as Chili Acquisition, Inc.), a Delaware corporation and wholly owned subsidiary of SGH (collectively with SGH, “SMART”), (i) Cree completed the sale to SMART of (a) certain equipment, inventory, intellectual property rights, contracts, and real estate comprising Cree’s LED Products segment, (b) all of the issued and outstanding equity interests of Cree Huizhou Solid State Lighting Company Limited, a limited liability company organized under the laws of the People’s Republic of China and an indirect wholly owned subsidiary of Cree, and (c) Cree’s ownership interest in Cree Venture LED Company Limited, Cree’s joint venture with San’an Optoelectronics Co., Ltd. (collectively, the “LED Business”), and (ii) SMART assumed certain liabilities related to the LED Business (collectively, (i) and (ii), the “LED Business Divestiture”). In connection with the LED Business Divestiture, Cree will retain certain assets used in and pre-closing liabilities associated with the LED Products segment.

The purchase price for the LED Business consists of (i) a payment of $50 million in cash, subject to customary adjustments, (ii) an unsecured promissory note issued to Cree by SGH in the amount of $125 million (the “Purchase Price Note”), (iii) the potential to receive an earn-out payment of up to $125 million based on the revenue and gross profit performance of the LED Business in the first four full fiscal quarters following the closing (the “Earnout Period”) with a minimum payment of $2,500,000, also payable in the form of an unsecured promissory note of SGH (the “Earnout Note” and collectively with the Purchase Price Note, the “Notes”), and (iv) the assumption of certain liabilities. The Notes will accrue interest at a rate of three-month LIBOR plus 3.0% with interest paid every three months, and one bullet payment of principal and all accrued and unpaid interest will be payable on each of the Notes’ respective maturity dates. The Purchase Price Note will mature on August 15, 2023, and the Earnout Note will mature on the third anniversary of the completion of the Earnout Period. The foregoing description of the Notes is qualified in its entirety by reference to the text of the Purchase Price Note, which is filed as Exhibit 10.1 hereto and the Earnout Note, the form of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

The foregoing description of the Purchase Agreement and the LED Business Divestiture is qualified in its entirety by reference to the text of the APA, which is filed as Exhibit 2.1 hereto, and the Amendment, which is filed as Exhibit 2.2 hereto, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On March 1, 2021, the Company issued a press release announcing the completion of the LED Business Divestiture. The press release is furnished as Exhibit 99.1 and incorporated by reference into Item 7.01 of this report.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. Furthermore, the information in Item 7.01 of this report shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed with respect to Item 2.01.

(b)       Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed with respect to Item 2.01.

(c)       Shell Company Transactions.

Not applicable.

(d)       Exhibits.

Exhibit No.	Description of Exhibit
2.1*	Asset Purchase Agreement, dated October 18, 2020, between Cree, Inc., SMART Global Holdings, Inc. and CreeLED, Inc.
2.2*	Amendment to Asset Purchase Agreement dated March 1, 2021, between Cree, Inc. SMART Global Holdings, Inc. and CreeLED, Inc.
10.1	Promissory Note, dated March 1, 2021, made by SMART Global Holdings, Inc. in favor of CreeLED, Inc.
10.2	Form of Earnout Note
99.1	Press Release entitled SMART Global Holdings Completes the Acquisition of Cree LED, dated March 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Portions of this exhibit have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Global Holdings, Inc.

Date: March 2, 2021	By:	/s/ Bruce Goldberg
Bruce Goldberg
Vice President, Chief Legal and Compliance Officer